Western Wind Energy Corp.
632 Foster Avenue
Coquitlam, British Columbia V3J 2L7

INFORMATION CIRCULAR

INFORMATION PROVIDED AS AT JUNE 17, 2004 FOR THE ANNUAL GENERAL MEETING OF MEMBERS TO BE HELD ON JULY 23, 2004 (THE "MEETING").

This Information Circular is furnished in connection with the solicitation of proxies by management of Western Wind Energy Corp. ("Western Wind") for use at the Meeting (or any adjournment thereof), at the time and place and for the purposes set forth in the Notice of Meeting. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone by directors, officers or arms-length third parties appointed by Western Wind. Management is unable at this time to accurately estimate what the cost of such solicitation may be.

All costs of this solicitation will be borne by Western Wind.

We will also pay the broker-dealers, banks or other nominee members of record of Western Wind their reasonable expenses in mailing copies of the foregoing material to beneficial owners of shares.

All dollar amounts in this Information Circular are in Canadian currency unless otherwise specified.

RECORD DATE

Our directors have set June 15, 2004 as the record date for determining which shareholders shall be entitled to receive notice of the Meeting. Only shareholders of record at the close of business on June 15, 2004, who either attend the meeting personally or complete and deliver the Form of Proxy in the manner and subject to the provisions discussed below, will be entitled to vote or to have their shares voted at the Meeting.

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

The persons named in the Form of Proxy as proxyholders are directors of Western Wind. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him or her at the Meeting may do so, either by striking out the printed names and inserting the desired person's name in the blank space provided in the Form of Proxy or by completing another proper form of proxy. In either case, the completed proxy must be delivered to the office of Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays and holidays) before the time fixed or any adjournment thereof at which the Proxy is to be used.

A shareholder who has given a proxy may revoke it by an instrument in writing, duly executed by the member or where the member is a corporation, by a duly authorized officer or attorney of the corporation and delivered to our registered office, Suite 1525, 625 Howe Street, Vancouver, British Columbia V6C 2T6, at any time up to and including the last business day that precedes the day of the Meeting or, if adjourned, the day that precedes any reconvening thereof, or to the Chairman of the Meeting, on the day of the Meeting or, if adjourned, any reconvening thereof, or in any manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

VOTING OF PROXIES

If the Form of Proxy is completed, signed and delivered as prescribed above, the persons named as proxyholders in the Form of Proxy will vote or withhold from voting the shares in respect of which they are appointed in accordance with the instructions of the shareholder appointing them. The Form of Proxy confers discretionary authority upon the proxyholders with respect to all other matters or variations to matters which may properly come before the Meeting or an adjournment thereof. As of the date of this Information Circular, we know of no such amendments, variations or other matters to come before the Meeting, other than matters referred to in the Notice of Meeting; however, if other matters should properly come before the Meeting, the Form of Proxy will be voted on such matters in accordance with the best judgement of the person or persons voting the Proxy.

If no choice is specified by a shareholder in the Form of Proxy with respect to a matter identified in the Form of Proxy or any amendment or variations to such matters, it is intended that the person designated by management in the Form of Proxy will vote the shares therein represented in favour of each matter identified on the Form of Proxy and for the nominees of management for directors and auditors.

BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many shareholders as a substantial number of shareholders do not hold common shares in their own name. Shareholders who do not hold their shares in their own name ("Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of Western Wind as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those common shares will not be registered in the Beneficial Shareholder's name on the records of Western Wind. Such common shares will more likely be registered under the name of the Beneficial Shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholders. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policies require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by Western Wind. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services ("ADP") in the United States and Independent Investor Communications Company ("IICC") in Canada. ADP and IICC typically apply a special sticker to proxy forms and mail those forms to the Beneficial Shareholders. Beneficial Shareholders should return the proxy forms to ADP for the United States and IICC for Canada. ADP and IICC then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be presented at the Meeting. A Beneficial Shareholder receiving an ADP proxy or an IICC proxy cannot use that proxy to vote common shares directly at the Meeting. The proxy must be returned to ADP or IICC, as the case may be, well in advance of the Meeting in order to have the common shares voted at the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting. Alternatively, a Beneficial Shareholder may request in writing that their broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote their common shares.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As at June 15, 2004, there were a total of 13,818,024 common shares outstanding. Each common share entitles the holder thereof to one vote.

To the knowledge of our directors and executive officers the only parties who own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the votes attached to our issued and outstanding common shares are as follows:

Name	No. of Common Shares Owned (1)	Percent of Class(2)
CDS & Co.(1) P.O Box 1038 Station A, 25 The Esplanade Toronto, Ontario M5W 1G5	8,891,072	64.34%
Robert D. Schweizer PO Box 12515 Tucson, AZ 85732-2516 USA	1,457,330	10.55%

(1) Management is unaware of the beneficial ownership of the shares registered in the above name although certain of these figures may include shares of management registered in brokerage houses.

(2) The percentage is determined based on the number of outstanding common shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed in this Information Circular, no director, executive officer, proposed management nominee, or any associate or affiliate thereof has any material interest, direct or indirect, by way of beneficial ownership of shares of Western Wind or otherwise in the matters to be acted upon at the Meeting, other than the election of directors or the appointment of auditors.

FIXING THE SIZE OF THE BOARD OF DIRECTORS

It is intended that the number of directors to be elected by the members be established at five (5). This requires the approval of the members of Western Wind by an ordinary resolution which approval will be sought at the Meeting.

ELECTION OF DIRECTORS

At the Meeting, members will be called upon to elect five (5) directors for the ensuing year or until their successors are duly elected or appointed, unless the director's office is earlier vacated in accordance with the Articles of Western Wind, or unless he becomes disqualified to act as a director. While management does not contemplate that any of its nominees will be unable to serve as a director, if any management nominee should become unavailable, the Form of Proxy will be voted for substitute nominees as may be nominated by management. Set forth below is information regarding each management nominee for election at the Meeting as a director of Western Wind:
Name and Present Position with the Company and Residence	Principal Occupation or Employment and, if not an Elected Director, Occupation During the Past Five Years	Director Since	Approximate Number of Shares Beneficially Owned Directly or Indirectly as of the Date Hereof (2)
Michael A. Patterson Keeler, CA USA Chairman and Director	Self employed as President of Cerro Gordo Historical Society, an educational society; partner of Verde Resources, a California partnership in the wind energy business; Chief Executive Officer of Verde Resources Corporation, Western Wind's Arizona subsidiary.	February 15, 2002	334,000
Jeffrey J. Ciachurski (1) Coquitlam, BC Canada Chief Executive Officer, President and Director	President of Western Wind.	February 25, 1998	137,018
Claus Andrup Maple Ridge, BC Canada Secretary and Director	President of Andrup & Associates, a public relations firm, since 1980.	February 25, 1998	166,666
Robert C. Bryce (1) Val-d'Or, Quebec Canada Director	President and director since 1996 of Xemac Resources Ltd., a public company trading on the TSX Venture Exchange.	October 25, 2000	158,300
Peter W. Holmes (1) Tucson, AZ USA Director	President of Peter W. Holmes and Associates Inc., a private company which provides geological consulting services.	June 8, 2001	55,000

(1) Member of the Audit Committee.

(2) Based on information provided by the Directors.

Western Wind does not have an executive committee of the Board.

STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all annual and long term compensation for services in all capacities to Western Wind for the fiscal years ended January 31, 2004, January 31, 2003 and January 31, 2002 in respect of our Chief Executive Officer and President, Jeffrey J. Ciachurski, our former Chief Executive Officer, Michael A. Patterson, and Cash A. Long, Chief Financial Officer of Verde Resources Corporation, our wholly-owned subsidiary, who also acts in a capacity similar to that of a chief financial officer for Western Wind. Western Wind had no other compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of January 31, 2004 and whose total salary and bonus exceeded $150,000 during our most recently completed financial year.

The following table summarizes the compensation paid during the last three fiscal years to Messrs. Ciachurski, Patterson and Long (the "Named Executive Officers").
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units (#)	LTIP Payouts ($)	All Other Compen- sation ($)(3)
Jeffrey J. Ciachurski(1) Chief Executive Officer, President and Director	2004	30,000(2)	Nil	Nil	200,000	Nil	Nil	67,983
	2003	30,000(2)	Nil	Nil	Nil	Nil	Nil	US48,000
	2002	30,000(2)	Nil	Nil	Nil	Nil	Nil	11,000
Michael A.(4) Patterson Chief Executive Officer and Director	2004	Nil	Nil	Nil	Nil	Nil	Nil	76,273
	2003	Nil	Nil	Nil	100,000	Nil	Nil	US47,100
Cash A. Long(5) Chief Financial Officer of Verde Resources Corporation	2004	Nil	Nil	Nil	Nil	Nil	Nil	57,633
	2003	Nil	Nil	Nil	100,000	Nil	Nil	Nil
  Mr. Ciachurski served as our Chief Executive Officer from incorporation until February 15, 2002 and from July 23, 2003 to present.
  Paid pursuant to a management agreement. See "Management Contracts" below.
  Paid pursuant to a consulting agreement. See "Management Contracts" below.
  Michael A. Patterson served as our Chief Executive Officer from February 15, 2002 to July 23, 2003. Mr. Patterson was appointed Chairman on July 23, 2003.
  Mr. Long has been acting in a capacity similar to that of a chief financial officer for Western Wind since February 15, 2002.

Options and Share Appreciation Rights

Option/SAR Grants During the Most Recently Completed Financial Year

The following table sets forth stock options granted to the Named Executive Officers during the year ended January 31, 2004:
Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Jeffrey J. Ciachurski	200,000/nil	26.7%	$2.40	$2.55	October 31, 2008
Michael A. Patterson	Nil	N/A	N/A	N/A	N/A
Cash A. Long	Nil	N/A	N/A	N/A	N/A

Aggregated Option/ SAR Exercises During the Most Recently Completed Financial Year and Financial Year-End Option/ SAR Values

The following table sets out details of all the incentive stock options, both exercised and unexercised, for the Named Executive Officers during the fiscal year ended January 31, 2004.
Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at Financial Year-End (#) Exercisable / Unexercisable	Value of Unexercised in the Money Options at Financial Year-End ($) (1) Exercisable / Unexercisable
Jeffrey J. Ciachurski	Nil	Nil	90,000/200,000	$292,500/$240,000
Michael A. Patterson	Nil	Nil	100,000/Nil	$240,000/Nil
Cash A. Long	Nil	Nil	100,000/Nil	$240,000/Nil

(1) The closing price of Western Wind's shares on January 31, 2004, the last day of the fiscal year on which Western Wind's shares traded, was $3.60.

Termination of Employment, Change in Responsibilities and Employment Contracts

Western Wind does not have any compensatory plan(s), contract(s) or arrangement(s) with respect to the resignation, retirement or any other termination of the Named Executive Officer's employment, a change of control of our company or any of our subsidiaries or a change in the Named Executive Officer's responsibilities following a change in control, which entitle a Named Executive Officer to receive an amount, including all period payments or installments, exceeding $100,000 from Western Wind or our subsidiaries. See "Management Contracts".

Compensation of Directors

Other than as described elsewhere in the Information Circular, there were no arrangements during the most recently completed financial year under which our directors were compensated by Western Wind or our subsidiaries for their services in their capacity as directors. See "Management Contracts". Directors and officers have been and may be granted stock options from time to time.

During the year ended January 31, 2004, Andrup & Associates, a company owned by Claus Andrup, one of our directors, was paid a consulting fee of $2,500 for services rendered.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No executive officers, directors, employees or former executive officers and directors of Western Wind or any of our subsidiaries are indebted to Western Wind or any of our subsidiaries. None of the directors, executive officers or proposed nominees of Western Wind or of any of our subsidiaries nor any associate or affiliate of these individuals, is or has been indebted to Western Wind since January 31, 2003.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed herein or in the Financial Statements, no informed person of Western Wind, any proposed director of Western Wind, or any associate or affiliate of any informed person or proposed director has any material interest, direct or indirect, in any transaction since the commencement of our most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Western Wind or any of our subsidiaries. An "informed person" means a director or executive office of a reporting issuer; a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer; any person or company who beneficially owns, directly or indirectly, voting shares of a reporting issuer or who exercises control or direction over shares of the reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer; and a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it hold any of its securities.

APPOINTMENT OF AUDITORS

The persons named as proxyholders in the Form of Proxy intend to vote for the continued appointment of Ellis Foster, Chartered Accountants, as our auditors until the next annual general meeting at a remuneration to be fixed by the Board.

MANAGEMENT CONTRACTS

Pursuant to an agreement dated January 5, 1998 made between Western Wind and our President, Mr. Ciachurski, Western Wind engaged Mr. Ciachurski to provide expertise in obtaining resource properties and financing for Western Wind and to provide services in managing our administrative affairs and the affairs of our subsidiaries. We pay Mr. Ciachurski a monthly fee of $2,500, which will continue until the agreement is amended or terminated by us or Mr. Ciachurski.

Since May, 2001 we have also been paying Mr. Ciachurski a consulting fee of US$250 per full day devoted to our wind energy business, to a maximum of US$4,000 per month. Mr.  Ciachurski provides us with services relating to renewable energy power purchase negotiations with regulators and prospective customers and supervises marketing efforts in the United States generally.

Our Arizona subsidiary, Verde Resources Corporation ("Verde"), has entered into consulting agreements with Michael A. Patterson (our Chief Executive Officer and the Chief Executive Officer of Verde), Cash A. Long (the Chief Financial Officer and a director of Verde) and Jeffrey E. Patterson (the Chief Operating Officer and a director of Verde). These three consultants are instrumental in assisting us in the development of our wind energy business. The agreements provide that each consultant will be paid US$250 per full day devoted to our business and will be reimbursed for all expenses incurred to provide the services. The initial term of the agreements was for two years which expired on February 15, 2004. The agreements have been renewed for a further two years. The agreements also include non-competition provisions prohibiting the consultants from competing with our company for a period of two yearsfrom the termination of their respective agreements. The agreements, however, permit the consultants to continue to render their services to Mogul Energy, a business owned by Cash Long and Jeffrey Patterson, which carries on the same business as ours in California.

During the fiscal year ended January 31, 2004, an aggregate of $213,871 was paid to insiders pursuant to these consulting agreements.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

New Charter Documents

The British Columbia Business Corporations Act (sometimes referred to herein as the "New Act") came into force on March 29, 2004. As a result, the British Columbia Company Act was repealed, and Western Wind became a "pre-existing company" subject to the provisions of the New Act and the "Pre-Existing Company Provisions" set forth in Table 3 to the British Columbia Business Corporations Regulation. A copy of the Pre-Existing Company Provisions may be viewed during normal business hours at the office of Western Wind's solicitors, Thomas, Rondeau, at Suite 1525, 625 Howe Street, Vancouver, BC V6C 2T6.

Every pre-existing company is required to file a Transition Application containing a Notice of Articles with the British Columbia Registrar of Companies (the "Registrar"), as a result of which the Notice of Articles will be deemed to supersede and replace Western Wind's Memorandum. A pre-existing company that fails to file a Transition Application containing a Notice of Articles no later than March 29, 2006 will be subject to dissolution. Further, a pre-existing company that has not transitioned itself under the New Act may not effect any changes to its Memorandum or Articles.

The board of directors of Western Wind has approved the filing of a Transition Application which was filed on June 11, 2004. The information contained in the Transition Application reflected our status at the time of our filing, including the mandatory application of the Pre-Existing Company Provisions.

As we have filed the Transition Application containing a Notice of Articles, we can amend our Charter to take advantage of certain provisions of the New Act that give greater flexibility to companies in terms of corporate governance.

Removal of Pre-Existing Company Provisions

The Pre-Existing Company Provisions carry over certain requirements that Western Wind was subject to under the former Company Act (British Columbia). For example, they provide that the majority of votes required for a pre-existing company to pass a special resolution at a general meeting of shareholders is 3/4 of the votes cast on that resolution. In order to take full advantage of the flexibility offered by the New Act, our shareholders will be asked to adopt a special resolution authorizing the alteration of the Notice of Articles to remove the application of the Pre-Existing Company Provisions.

Accordingly, shareholders will be asked to consider and, if thought appropriate, to pass, with or without amendment, the Removal of Pre-Existing Company Provisions Special Resolution set out in Schedule "A" to this Information Circular. The resolution relating to the proposed removal of the application of the Pre-Existing Company Provisions is a "Special Resolution" and will require approval by 75% of the votes cast in person or by proxy at the Meeting.

Alteration of Authorized Share Structure

Western Wind proposes to alter our Notice of Articles to increase Western Wind's authorized capital from 100,000,000 common shares without par value to an unlimited number of common shares without par value as now permitted under the New Act. We also propose to create an unlimited number of Class A Preference shares without par value, issuable in one or more series, with the number of shares in, and the special rights and restrictions attached to, such series to be designated by the directors by resolution.

Management believes that authorizing Western Wind to issue an unlimited number of shares, and providing for a class of preference shares issuable in series in the manner proposed, would benefit Western Wind by allowing for greater flexibility to carry out future capital raising activities and helping to avoid the delays and expenses associated with convening an extraordinary general meeting to approve alterations to our authorized share structure to facilitate private placement financings involving the issuance of preference shares with specifically-negotiated terms and conditions.

Accordingly, shareholders will be asked to consider and, if thought appropriate, to pass, with or without amendment, the Alteration of Authorized Share Structure Special Resolution set out in Schedule "A" to this Information Circular. The resolution relating to the proposed alteration of Western Wind's authorized capital is a "Special Resolution" and will require approval by 75% of the votes cast in person or by proxy at the Meeting.

Replacement of Corporate Articles

We propose to amend our Charter to delete and cancel our existing Articles, and to replace them in their entirety with the proposed Articles attached as Schedule "B" hereto. Since Part 27 of the proposed Articles contains the special rights and restrictions that shall attach to the Common shares and the Class A Preference shares of Western Wind, the inclusion of Part 27 in the Articles is conditional upon shareholder approval of the proposed changes to our authorized share structure as outlined above. Section 11.2 of the proposed Articles provides that the level of shareholder approval required to pass a special resolution at a meeting of shareholders, will be 2/3 of the votes cast rather than 3/4 of the votes cast.

Accordingly, shareholders will be asked to consider and, if thought appropriate, to pass, with or without amendment, the Replacement of Corporate Articles Special Resolution set out in Schedule "A" to this Information Circular. The resolution relating to the proposed replacement of Western Wind's articles is a "Special Resolution" and will require approval by 75% of the votes cast in person or by proxy at the Meeting.

Amendment to Stock Option Plan

Shareholder approval for our current Stock Option Plan (the "Plan") was obtained at our annual and extraordinary general meeting held on July 23, 2003. The purpose of the Stock Option Plan is to encourage ownership of the common shares of Western Wind by persons ("Eligible Persons") who are directors, senior officers and key employees of, as well as consultants and employees of management companies providing services to, Western Wind and/or our subsidiaries. Given the competitive environment in which we operate our business, the Stock Option Plan will assist us and our subsidiaries to attract and retain valued directors, senior officers, employees, consultants and management company employees.

We are seeking shareholder approval for the amendment of the Plan, subject to the approval of the TSX Venture Exchange (the "Exchange"). The Company proposes to increase the number of shares issuable under the Stock Option Plan from 2,110,930 to 2,763,605, representing approximately 20 percent of our currently issued and outstanding shares, or such other number of shares as may be permitted by the Exchange.

The Exchange requires shareholder approval of any stock option plan that, together with all of a company's other previously established stock option plans or grants, could result at any time in the number of listed shares reserved for issuance under stock options exceeding 10% of the outstanding listed shares. The Exchange also requires that a company must obtain disinterested shareholder approval of stock options if, among other things, a stock option plan, together with all of a company's previously established or proposed stock option grants, could result at any time in:

(a) the number of shares reserved for issuance under stock options granted to insiders exceeding 10% of the issued shares; or

(b) the grant to insiders, within a one year period, of a number of options exceeding 10% of the issued shares.

In such cases, a stock option plan must be approved by a majority of the votes cast by all shareholders at a general meeting, excluding votes attaching to shares beneficially owned by (i) insiders to whom options may be issued under the stock option plan; and (ii) associates of insiders to whom options may be issued under the stock option plan. The people who are allowed to vote are referred to as "Disinterested Shareholders". The term "insider" is defined in the Securities Act (British Columbia) and generally includes directors and senior officers and shareholders owning more than 10% of the voting securities of Western Wind.

As the Stock Option Plan, as amended, together with all of our company's previously established or proposed stock option grants, could result in the circumstances described in paragraphs (a) and (b) above, we must obtain the approval of our Disinterested Shareholders for the amendment to the Stock Option Plan. For the purpose of the vote, all of the directors and officers of Western Wind and its subsidiaries and their associates will be considered insiders, such that they and their associates may not vote on the matter.

Accordingly, Disinterested Shareholders will be asked to consider and, if thought appropriate, to pass, with or without amendment, the Amendment to Stock Option Plan Resolution set out in Schedule "A" to this Information Circular. In order to be effective, the Amendment to Stock Option Plan Resolution must be approved by a majority of the votes cast in person or by proxy in respect thereof by the Disinterested Shareholders.

APPROVAL OF STOCK OPTION AMENDMENTS

The policies of the Exchange require that the approval of a company's disinterested shareholders be obtained for amendments to certain terms of a stock option, including any reduction in the exercise price, if the optionee is an "insider" of the company at the time of the proposed amendment. In order to avoid the time and expense of convening a shareholders' meeting each time it is proposed to amend the terms of insiders' stock options, management seeks the advance approval of the Disinterested Shareholders to such amendments.

Accordingly, Disinterested Shareholders will be asked to consider and, if thought appropriate, to pass, with or without amendment, the Approval of Stock Option Amendments Resolution set out in Schedule "A" to this Information Circular. In order to be effective, the Approval of Stock Option Amendments Resolution must be approved by a majority of the votes cast in person or by proxy in respect thereof by the Disinterested Shareholders.

IMPLEMENTATION OF RESOLUTIONS

Shareholders will be asked to authorize the Directors to forego implementation of any of the shareholders' resolutions set out in Schedule "A" to this Information Circular should they consider, in their sole discretion, that implementation of such resolution(s) is not in the best interests of Western Wind.

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OF MEMBERS OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING; HOWEVER, SHOULD ANY OTHER MATTERS WHICH ARE NOT KNOWN TO MANAGEMENT PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE FORM OF PROXY SOLICITED HEREBY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

THIS INFORMATION CIRCULAR HAS BEEN APPROVED BY THE BOARD OF DIRECTORS OF WESTERN WIND.

BY ORDER OF THE BOARD OF DIRECTORS

"Jeffrey J. Ciachurski"

Jeffrey J. Ciachurski, President

SCHEDULE "A"

SHAREHOLDERS' RESOLUTIONS

REMOVAL OF PRE-EXISTING COMPANY PROVISIONS SPECIAL RESOLUTION

"BE IT RESOLVED, as a special resolution, that:

1. The Pre-Existing Company Provisions set forth in Table 3 of the Regulations to the Business Corporations Act (British Columbia) (the "Pre-Existing Company Provisions") be removed and no longer apply to Western Wind;

2. Any one director or officer of Western Wind be and is hereby authorized and directed, for and on behalf and in the name of Western Wind, to execute and deliver the Notice of Alteration and any supporting documentation required for the purpose of giving effect to these resolutions; and

3. The removal of the Pre-Existing Company Provisions shall not take effect until the Notice of Alteration is filed with the Registrar of Companies."

ALTERATION OF AUTHORIZED SHARE STRUCTURE SPECIAL RESOLUTION

"BE IT RESOLVED, as a special resolution, that:

1. The maximum number of common shares that Western Wind is authorized to issue be increased from one hundred million (100,000,000) to an unlimited number of common shares without par value;

2. There be created an unlimited number of Class A preference shares without par value;

3. The Class A preference shares may include one or more series and, subject to the Business Corporations Act (British Columbia), the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of Western Wind and authorize the alteration of the Notice of Articles of Western Wind, as the case may be, to do one or more of the following:

(a)  determine the maximum number of shares of that series that Western Wind is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) create an identifying name for the shares of that series, or alter any such identifying name; and

(c) attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions;

4. The holders of Class A preference shares shall be entitled, on the liquidation or dissolution of Western Wind, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares or any other shares of Western Wind ranking junior to the Class A preference shares with respect to the repayment of capital on the liquidation or dissolution of Western Wind, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Class A preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Class A preference shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of Western Wind, except as specifically provided in the special rights and restrictions attached to any particular series;

5. Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Class A preference shares by the directors, holders of Class A preference shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of Western Wind;

6. Any one director or officer of Western Wind be and is hereby authorized and directed, for and on behalf and in the name of Western Wind, to execute and deliver the Notice of Alteration and any supporting documentation required for the purpose of giving effect to these resolutions; and

7. All such alterations to the authorized share structure of Western Wind shall not take effect until the Notice of Alteration is filed with the Registrar of Companies."

REPLACEMENT OF CORPORATE ARTICLES SPECIAL RESOLUTION

"BE IT RESOLVED, as a special resolution, that, subject to the filing of a Notice of Alteration removing the application of the Pre-Existing Company Provisions, the Articles of Western Wind be altered by deleting and cancelling its existing Articles and creating and adopting the Articles set out in Schedule B as the Articles of Western Wind; provided, however, that the inclusion of Part 27 in the Articles is conditional upon shareholder approval of the alteration of Western Wind's authorized share structure to create Class A Preference shares issuable in series."

AMENDMENT TO STOCK OPTION PLAN RESOLUTION

"BE IT RESOLVED as an ordinary resolution of the Disinterested Shareholders that:

  The maximum number of common shares of Western Wind reserved for issuance under the Stock Option Plan be increased from 2,110,930 to 2,763,605;
  The Board of Directors be authorized on behalf of Western Wind to make any amendments to the Stock Option Plan as may be required by regulatory authorities, without further approval of our Shareholders, in order to ensure adoption of the Stock Option Plan; and
  Any one director of Western Wind be and he is hereby authorized and directed to do all such acts and things and to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances as in his opinion may be necessary to desirable to give effect to this resolution, including making any amendments to the Stock Option Plan as may be required by regulatory authorities, without further approval of our Shareholders."

APPROVAL OF STOCK OPTION AMENDMENTS RESOLUTION

"BE IT RESOLVED as an Ordinary Resolution of Disinterested Shareholders, with or without amendment, that any amendment to the terms of any stock options held by any person who is an "insider" of Western Wind at the time the proposed amendment is approved by the directors be and are hereby approved provided that such amendment is in compliance with the policies of the Exchange in effect at the time of the amendment."

IMPLEMENTATION RESOLUTION

"BE IT RESOLVED, as an ordinary resolution, that the directors of Western Wind be and are hereby authorized and empowered to refrain from implementing any of the resolutions set out in Schedule "A" to Western Wind's Information Circular dated June 15, 2004 should they consider, in their sole discretion, that the implementation of such resolution(s) is not in the best interest of Western Wind.

SCHEDULE "B"

ARTICLES

WESTERN WIND ENERGY CORP.
(the "Company")

The Company has as its articles the following articles.

Incorporation number: BC0556953

WESTERN WIND ENERGY CORP.
(the "Company")

ARTICLES

1. INTERPRETATION *

1.1 Definitions *

1.2 Business Corporations Act and Interpretation Act Definitions Applicable *

2. SHARES AND SHARE CERTIFICATES *

2.1 Authorized Share Structure *

2.2 Form of Share Certificate *

2.3 Shareholder Entitled to Certificate or Acknowledgment *

2.4 Delivery by Mail *

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement *

2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment *

2.7 Splitting Share Certificates *

2.8 Certificate Fee *

2.9 Recognition of Trusts *

3. ISSUE OF SHARES *

3.1 Directors Authorized *

3.2 Commissions and Discounts *

3.3 Brokerage *

3.4 Conditions of Issue *

3.5 Share Purchase Warrants and Rights *

4. SHARE REGISTERS *

4.1 Central Securities Register *

4.2 Closing Register *

5. SHARE TRANSFERS *

5.1 Registering Transfers *

5.2 Form of Instrument of Transfer *

5.3 Transferor Remains Shareholder *

5.4 Signing of Instrument of Transfer *

5.5 Enquiry as to Title Not Required *

5.6 Transfer Fee *

6. TRANSMISSION OF SHARES *

6.1 Legal Personal Representative Recognized on Death *

6.2 Rights of Legal Personal Representative *

7. PURCHASE OF SHARES *

7.1 Company Authorized to Purchase Shares *

7.2 Purchase When Insolvent *

7.3 Sale and Voting of Purchased Shares *

8. BORROWING POWERS *

9. ALTERATIONS *

9.1 Alteration of Authorized Share Structure *

9.2 Special Rights and Restrictions *

9.3 Change of Name *

9.4 Other Alterations *

10. MEETINGS OF SHAREHOLDERS *

10.1 Annual General Meetings *

10.2 Resolution Instead of Annual General Meeting *

10.3 Calling and Location of Meetings of Shareholders *

10.4 Notice for Meetings of Shareholders *

10.5 Record Date for Notice *

10.6 Record Date for Voting *

10.7 Failure to Give Notice and Waiver of Notice *

10.8 Notice of Special Business at Meetings of Shareholders *

11. PROCEEDINGS AT MEETINGS OF SHAREHOLDERS *

11.1 Special Business *

11.2 Special Majority *

11.3 Quorum *

11.4 One Shareholder May Constitute Quorum *

11.5 Other Persons May Attend *

11.6 Requirement of Quorum *

11.7 Lack of Quorum *

11.8 Lack of Quorum at Succeeding Meeting *

11.9 Chair *

11.10 Selection of Alternate Chair *

11.11 Adjournments *

11.12 Notice of Adjourned Meeting *

11.13 Decisions by Show of Hands or Poll *

11.14 Declaration of Result *

11.15 Motion Need Not be Seconded *

11.16 Casting Vote *

11.17 Manner of Taking Poll *

11.18 Demand for Poll on Adjournment *

11.19 Chair Must Resolve Dispute *

11.20 Casting of Votes *

11.21 Demand for Poll *

11.22 Demand for Poll Not to Prevent Continuance of Meeting *

11.23 Retention of Ballots and Proxies *

11.24 Meetings by Telephone or Other Communications Medium *

12. VOTES OF SHAREHOLDERS *

12.1 Number of Votes by Shareholder or by Shares *

12.2 Votes of Persons in Representative Capacity *

12.3 Votes by Joint Holders *

12.4 Legal Personal Representatives as Joint Shareholders *

12.5 Representative of a Corporate Shareholder *

12.6 Proxy Provisions Do Not Apply to All Companies *

12.7 Appointment of Proxy Holders *

12.8 Alternate Proxy Holders *

12.9 When Proxy Holder Need Not Be Shareholder *

12.10 Deposit of Proxy *

12.11 Validity of Proxy Vote *

12.12 Form of Proxy *

12.13 Revocation of Proxy *

12.14 Revocation of Proxy Must Be Signed *

12.15 Production of Evidence of Authority to Vote *

13. DIRECTORS *

13.1 Number of Directors *

13.2 Change in Number of Directors *

13.3 Directors' Acts Valid Despite Vacancy *

13.4 Qualifications of Directors *

13.5 Remuneration of Directors *

13.6 Reimbursement of Expenses of Directors *

13.7 Special Remuneration for Directors *

13.8 Gratuity, Pension or Allowance on Retirement of Director *

14. ELECTION AND REMOVAL OF DIRECTORS *

14.1 Election at Annual General Meeting *

14.2 Consent to be a Director *

14.3 Failure to Elect or Appoint Directors *

14.4 Places of Retiring Directors Not Filled *

14.5 Directors May Fill Casual Vacancies *

14.6 Remaining Directors Power to Act *

14.7 Shareholders May Fill Vacancies *

14.8 Additional Directors *

14.9 Ceasing to be a Director *

14.10 Removal of Director by Shareholders *

14.11 Removal of Director by Directors *

15. ALTERNATE DIRECTORS *

15.1 Appointment of Alternate Director *

15.2 Notice of Meetings *

15.3 Alternate for More Than One Director Attending Meetings *

15.4 Consent Resolutions *

15.5 Alternate Director Not an Agent *

15.6 Revocation of Appointment of Alternate Director *

15.7 Ceasing to be an Alternate Director *

15.8 Remuneration and Expenses of Alternate Director *

16. POWERS AND DUTIES OF DIRECTORS *

16.1 Powers of Management *

16.2 Appointment of Attorney of Company *

17. DISCLOSURE OF INTEREST OF DIRECTORS *

17.1 Obligation to Account for Profits *

17.2 Restrictions on Voting by Reason of Interest *

17.3 Interested Director Counted in Quorum *

17.4 Disclosure of Conflict of Interest or Property *

17.5 Director Holding Other Office in the Company *

17.6 No Disqualification *

17.7 Professional Services by Director or Officer *

17.8 Director or Officer in Other Corporations *

18. PROCEEDINGS OF DIRECTORS *

18.1 Meetings of Directors *

18.2 Voting at Meetings *

18.3 Chair of Meetings *

18.4 Meetings by Telephone or Other Communications Medium *

18.5 Calling of Meetings *

18.6 Notice of Meetings *

18.7 When Notice Not Required *

18.8 Meeting Valid Despite Failure to Give Notice *

18.9 Waiver of Notice of Meetings *

18.10 Quorum *

18.11 Validity of Acts Where Appointment Defective *

18.12 Consent Resolutions in Writing *

19. EXECUTIVE AND OTHER COMMITTEES *

19.1 Appointment and Powers of Executive Committee *

19.2 Appointment and Powers of Other Committees *

19.3 Obligations of Committees *

19.4 Powers of Board *

19.5 Committee Meetings *

20. OFFICERS *

20.1 Directors May Appoint Officers *

20.2 Functions, Duties and Powers of Officers *

20.3 Qualifications *

20.4 Remuneration and Terms of Appointment *

21. INDEMNIFICATION *

21.1 Definitions *

21.2 Mandatory Indemnification of Directors and Former Directors *

21.3 Indemnification of Other Persons *

21.4 Non-Compliance with Business Corporations Act *

21.5 Company May Purchase Insurance *

22. DIVIDENDS *

22.1 Payment of Dividends Subject to Special Rights *

22.2 Declaration of Dividends *

22.3 No Notice Required *

22.4 Record Date *

22.5 Manner of Paying Dividend *

22.6 Settlement of Difficulties *

22.7 When Dividend Payable *

22.8 Dividends to be Paid in Accordance with Number of Shares *

22.9 Receipt by Joint Shareholders *

22.10 Dividend Bears No Interest *

22.11 Fractional Dividends *

22.12 Payment of Dividends *

22.13 Capitalization of Surplus *

23. DOCUMENTS, RECORDS AND REPORTS *

23.1 Recording of Financial Affairs *

23.2 Inspection of Accounting Records *

24. NOTICES *

24.1 Method of Giving Notice *

24.2 Deemed Receipt of Mailing *

24.3 Certificate of Sending *

24.4 Notice to Joint Shareholders *

24.5 Notice to Trustees *

25. SEAL *

25.1 Who May Attest Seal *

25.2 Sealing Copies *

25.3 Mechanical Reproduction of Seal *

26. PROHIBITIONS *

26.1 Definitions *

26.2 Application *

26.3 Consent Required for Transfer of Shares or Designated Securities *

27. SPECIAL RIGHTS AND RESTRICTIONS *

27.1 Common shares *

27.2 Class A Preference shares issuable in series *

27.3 Dissolution or winding up *

27.4 Class A Preference shares do not confer right to receive notice of, attend or vote at general meetings *

1. Interpretation

1.1 Definitions

In these Articles, unless the context otherwise requires:

(1) "board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

(2) "Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3) "legal personal representative" means the personal or other legal representative of the shareholder;

(4) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

(5) "seal" means the seal of the Company, if any.

1.2 Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2. Shares and Share Certificates

    Authorized Share Structure

    The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

    Form of Share Certificate

    Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

    Shareholder Entitled to Certificate or Acknowledgment

    Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

    Delivery by Mail

    Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

    Replacement of Worn Out or Defaced Certificate or Acknowledgement

    If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

    (1) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

    (2) issue a replacement share certificate or acknowledgment, as the case may be.

    Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

    If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

    (1) proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

    (2) any indemnity the directors consider adequate.

    Splitting Share Certificates

    If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

    Certificate Fee

    There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

    Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3. Issue of Shares

3.1 Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1) consideration is provided to the Company for the issue of the share by one or more of the following:

(a) past services performed for the Company;

(b) property;

(c) money; and

(2) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5 Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4. Share Registers

4.1 Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 Closing Register

The Company must not at any time close its central securities register.

5. Share Transfers

5.1 Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1) a duly signed instrument of transfer in respect of the share has been received by the Company;

(2) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2 Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3 Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4 Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1) in the name of the person named as transferee in that instrument of transfer; or

(2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6 Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6. Transmission of Shares

6.1 Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7. Purchase of Shares

7.1 Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2 Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1) the Company is insolvent; or

(2) making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1) is not entitled to vote the share at a meeting of its shareholders;

(2) must not pay a dividend in respect of the share; and

(3) must not make any other distribution in respect of the share.

8. Borrowing Powers

The Company, if authorized by the directors, may:

(1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9. Alterations

9.1 Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1) by directors' resolution or ordinary resolution, in each case as determined by the directors, to:

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
    subdivide or consolidate all or any of its unissued, or fully paid issued, shares;
    if the Company is authorized to issue shares of a class of shares with par value:
      decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued shares, or fully paid issued, shares with par value into shares without par value or any of its unissued shares share without par value into shares with par value; and

(f) alter the identifying name of any of its shares;

(2) by ordinary resolution otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2 Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(1) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3 Change of Name

The Company may by resolution of its directors or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name.

9.4 Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10. Meetings of Shareholders

10.1 Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3 Calling and Location of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders. A meeting of the Company may be held at a location outside British Columbia if that location is:

(1) approved by resolution of the directors before the meeting is held; or

(2) approved in writing by the Registrar of Companies before the meeting is held.

10.4 Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1) if and for so long as the Company is a public company, 21 days;

(2) otherwise, 10 days.

10.5 Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1) if and for so long as the Company is a public company, 21 days;

(2) otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6 Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8 Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1) state the general nature of the special business; and

(2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11. Proceedings at Meetings of Shareholders

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2) at an annual general meeting, all business is special business except for the following:

(a) business relating to the conduct of or voting at the meeting;

(b) consideration of any financial statements of the Company presented to the meeting;

(c) consideration of any reports of the directors or auditor;

(d) the setting or changing of the number of directors;

(e) the election or appointment of directors;

(f) the appointment of an auditor;

(g) the setting of the remuneration of an auditor;

(h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i) any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4 One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1) the quorum is one person who is, or who represents by proxy, that shareholder, and

(2) that shareholder, present in person or by proxy, may constitute the meeting.

11.5 Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8 Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1) the chair of the board, if any; or

(2) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10 Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13 Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16 Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1) the poll must be taken:

(a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b) in the manner, at the time and at the place that the chair of the meeting directs;

(2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3) the demand for the poll may be withdrawn by the person who demanded it.

11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21 Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24 Meetings by Telephone or Other Communications Medium

A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Article shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting a shareholders in a manner contemplated by this Article:

(1) each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(2) the meeting shall be deemed to be held at the location specified in the notice of the meeting.

12. Votes of Shareholders

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1) any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2) if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5 Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1) for that purpose, the instrument appointing a representative must:

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b) be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2) if a representative is appointed under this Article 12.5:

(a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7 Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8 Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9 When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10 Deposit of Proxy

A proxy for a meeting of shareholders must:

(1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2) by the chair of the meeting, before the vote is taken.

12.12 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13 Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2) provided, at the meeting, to the chair of the meeting.

12.14 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13. Directors

13.1 Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1) subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors;

(2) if the Company is a public company, the greater of three and the most recently set of:

(a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b) the number of directors set under Article 14.4;

(3) if the Company is not a public company, the most recently set of:

(a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b) the number of directors set under Article 14.4.

13.2 Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3 Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14. Election and Removal of Directors

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1) that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3) with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3 Failure to Elect or Appoint Directors

If:

(1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3) the date on which his or her successor is elected or appointed; and

(4) the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9 Ceasing to be a Director

A director ceases to be a director when:

(1) the term of office of the director expires;

(2) the director dies;

(3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4) the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15. Alternate Directors

15.1 Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2 Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3 Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4 Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5 Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6 Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7 Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2) the alternate director dies;

(3) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4) the alternate director ceases to be qualified to act as a director; or

(5) his or her appointor revokes the appointment of the alternate director.

15.8 Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16. Powers and Duties of Directors

16.1 Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17. Disclosure of Interest of Directors

17.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5 Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7 Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18. Proceedings of Directors

18.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1) the chair of the board, if any;

(2) in the absence of the chair of the board, the president, if any, if the president is a director; or

(3) any other director chosen by the directors if:

(a) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5 Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6 Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2) the director or alternate director, as the case may be, has waived notice of the meeting.

18.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9 Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11 Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19. Executive and Other Committees

19.1 Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1) the power to fill vacancies in the board of directors;

(2) the power to remove a director;

(3) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2 Appointment and Powers of Other Committees

The directors may, by resolution:

(1) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2) delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

(a) the power to fill vacancies in the board of directors;

(b) the power to remove a director;

(c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d) the power to appoint or remove officers appointed by the directors; and

(3) make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3 Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1) conform to any rules that may from time to time be imposed on it by the directors; and

(2) report every act or thing done in exercise of those powers at such times as the directors may require.

19.4 Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2) terminate the appointment of, or change the membership of, the committee; and

(3) fill vacancies in the committee.

19.5 Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1) the committee may meet and adjourn as it thinks proper;

(2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3) a majority of the members of the committee constitutes a quorum of the committee; and

(4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20. Officers

20.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(1) determine the functions and duties of the officer;

(2) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21. Indemnification

21.1 Definitions

In this Article 21:

(1) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a) is or may be joined as a party; or

(b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3) "expenses" has the meaning set out in the Business Corporations Act.

21.2 Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3 Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4 Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, alternate director, officer, employee or agent of the Company;

(2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22. Dividends

22.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2 Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1) set the value for distribution of specific assets;

(2) determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3) vest any such specific assets in trustees for the persons entitled to the dividend.

22.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10 Dividend Bears No Interest

No dividend bears interest against the Company.

22.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

23. Documents, Records and Reports

23.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24. Notices

24.1 Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1) mail addressed to the person at the applicable address for that person as follows:

(a) for a record mailed to a shareholder, the shareholder's registered address;

(b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c) in any other case, the mailing address of the intended recipient;

(2) delivery at the applicable address for that person as follows, addressed to the person:

(a) for a record delivered to a shareholder, the shareholder's registered address;

(b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c) in any other case, the delivery address of the intended recipient;

(3) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(5) physical delivery to the intended recipient.

24.2 Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the second day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5 Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1) mailing the record, addressed to them:

(a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2) if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25. Seal

25.1 Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1) any two directors;

(2) any officer, together with any director;

(3) if the Company only has one director, that director; or

(4) any one or more directors or officers or persons as may be determined by the directors.

25.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26. Prohibitions

26.1 Definitions

In this Article 26:

(1) "designated security" means:

(a) a voting security of the Company;

(b) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c) a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2) "security" has the meaning assigned in the Securities Act (British Columbia);

(3) "voting security" means a security of the Company that:

(a) is not a debt security, and

(b) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2 Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3 Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27. SPECIAL RIGHTS AND RESTRICTIONS

27.1 Common shares

Each Common share shall entitle the holder thereof to notice of and to attend and to cast ONE (1) vote for each matter to be decided at a general meeting of the Company.

27.2 Class A Preference shares issuable in series

The Class A Preference shares may include one or more series and, subject to the Business Corporations Act (British Columbia), the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(1) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(2) create an identifying name for the shares of that series, or alter any such identifying name; and

(3) attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

27.3 Dissolution or winding up

The holders of Class A Preference shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Class A Preference shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Class A Preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Class A Preference shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series.

27.4 Class A Preference shares do not confer right to receive notice of, attend or vote at general meetings

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Class A Preference shares by the directors, holders of Class A Preference shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.